Exhibit 99.1

Contact:           Joanne Ferrara, Investor Relations
631-773-5813
joanne.ferrara@falconstor.com

FalconStor Software Reports First Quarter Financial Results

MELVILLE, N.Y., May 3, 2012—FalconStor Software, Inc. (NASDAQ: FALC), the provider of disk-based data protection solutions, today announced financial results for its first quarter ended March 31, 2012.

Total revenues for the first quarter of 2012 increased by over 2% to $19.4 million, compared with $19.0 million in the same period a year ago.  GAAP loss from operations for the first quarter of 2012 was $2.1 million, compared with loss from operations of $5.7 million for the same period a year ago. GAAP net loss for the quarter was $2.4 million, or $0.05 per share compared with a net loss of $6.0 million, or $0.13 per share for the same period a year ago. Included in the operating results for the first quarter of 2012 was a net reduction of the costs associated with the ongoing government investigations of $1.3 million. The $1.3 million was comprised of a $1.7 million reduction in the accrual for certain costs associated with the possible resolution of the investigations from $7.5 million to $5.8 million, less $0.4 million in legal fees associated with the investigations in the quarter. During the same period in 2011, the Company had $2.6 million of costs associated with the ongoing government investigations, comprised of $1.1 million of legal fees and an accrual of $1.5 million for certain costs associated with the possible resolution of the government investigations.

Non-GAAP loss from operations was $1.9 million in the first quarter of 2012, compared with Non-GAAP loss from operations of $1.7 million for the same period a year ago. Non-GAAP net loss was $2.3 million, or $0.05 per share, in the first quarter of 2012, compared with Non-GAAP net loss of $2.0 million, or $0.04 per share, in the first quarter of 2011. Non-GAAP results exclude the effects of costs associated with the ongoing government investigations and stock-based compensation net of the related income taxes, when applicable.

The Company closed the quarter with $37.6 million in cash, cash equivalents, and marketable securities, down $0.2 million from December 2011.  Cash flow from operations for the first quarter of 2012 was $0.4 million. Deferred revenue at March 31, 2012 was $27.9 million, an increase of 9% compared with the same period a year ago.

“I am pleased that our business continues to grow and that it outperformed our Q1 results from last year, despite the reduction in our legacy OEM business,” said Jim McNiel, president and CEO of FalconStor Software. “We continue to see growth and momentum in our global channel, particularly in the Asia-Pacific region.  We recently launched our award-winning PartnerChoice program in Asia, which further strengthens our commitment to both the Asia-Pacific region and our global channel business.  We look forward to carrying this momentum forward for the rest of 2012.”

The Company will host a conference call to discuss its financial results on Thursday, May 3, 2012 at 4:30 p.m. EDT. To participate in the conference call, please dial:

Toll Free: 1-877-941-6010
International: 1-480-629-9723

To view the presentation, please copy and paste the following link into your browser and register for this meeting.  Once you have registered for the meeting, you will receive an email message confirming your registration.

https://falconstor.webex.com/falconstor/j.php?ED=165628657&RG=1&UID

Meeting: FalconStor Q1 2012 Earnings
Meeting password: q1numbers
Meeting Number: 760 247 967

If you are unable to register via the Internet, please contact Joanne Ferrara, Investor Relations at 631-773-5813 or joanne.ferrara@falconstor.com.

A conference call replay is scheduled to be available beginning May 3 at 6:30 p.m. EDT through 11:59 p.m. EDT on May 8. To listen to the replay of the call, dial toll free: 1-800-406-7325 or International: +1-303-590-3030, passcode: 4533146, or visit our website at www.falconstor.com/investors.

Non-GAAP Financial Measures
The non-GAAP financial measures used in this press release are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The Company’s management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company’s operating performance. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures (which should be viewed as a supplement to, and not a substitute for, their comparable GAAP measures) in this press release because we believe they are useful to investors in allowing for greater transparency into the supplemental information used by management in its financial and operational decision-making. The non-GAAP financial measures exclude (i) costs associated with the Company’s ongoing government investigations, and (ii) noncash stock-based compensation charges and any potential tax effects, when applicable. For a reconciliation of our GAAP and non-GAAP financial results, please refer to our Non-GAAP Operating Data GAAP Reconciliation, presented in this release.

About FalconStor
FalconStor Software, Inc. (NASDAQ: FALC) is a market leader in disk-based data protection. The company’s mission is to transform traditional backup and disaster recovery (DR) into next-generation service-oriented data protection. Built upon an award-winning platform, FalconStor solutions deliver disk-based backup, continuous data protection, WAN-optimized replication and DR automation. FalconStor solutions are available through a worldwide network of partners, including solution providers, top-tier strategic partners and major OEMs. Thousands of customers worldwide, from small businesses to Fortune 100 enterprises, entrust their data to FalconStor solutions. FalconStor maintains headquarters in Melville, N.Y., and offices throughout Europe and the Asia Pacific region. For more information, visit www.falconstor.com or call 1-866-NOW-FALC (866-669-3252).

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This press release includes forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include: delays in product development; market acceptance of FalconStor’s products and services; technological change in the data protection industry; competition in the data protection market; results and costs associated with governmental investigations; intellectual property issues; and other risk factors discussed in FalconStor’s reports on Forms 10-K, 10-Q and other reports filed with the Securities and Exchange Commission.

FalconStor and FalconStor Software are registered trademarks of FalconStor Software, Inc. in the US and other countries.  All other company and product names contained herein may be trademarks of their respective holders.

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2012	December 31, 2011
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$16,375,267	$16,257,694
Marketable securities	20,668,767	20,894,328
Accounts receivable, net	14,055,103	19,314,789
Prepaid expenses and other current assets	2,020,487	1,912,831
Inventory	2,193,166	1,769,007
Deferred tax assets, net	158,525	177,798

Total current assets	55,471,315	60,326,447

Property and equipment, net	3,770,298	4,364,180
Long-term marketable securities	543,824	611,082
Deferred tax assets, net	213,807	217,771
Software development costs, net	1,331,010	1,001,530
Other assets, net	2,220,106	2,183,973
Goodwill	4,150,339	4,150,339
Other intangible assets, net	185,309	191,572

Total assets	$67,886,008	$73,046,894

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,373,333	$2,883,844
Accrued expenses	13,096,846	17,609,766
Deferred revenue, net	20,421,248	19,450,966

Total current liabilities	35,891,427	39,944,576

Other long-term liabilities	2,621,727	2,587,327
Deferred revenue, net	7,433,461	7,698,053

Total liabilities	45,946,615	50,229,956

Commitments and Contingencies

Total stockholders' equity	21,939,393	22,816,938

Total liabilities and stockholders' equity	$67,886,008	$73,046,894

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2012	2011

Revenues:
Product revenues	$10,662,953	$11,259,015
Support and services revenues	8,705,119	7,700,247
	19,368,072	18,959,262
Cost of revenues:
Product	2,020,486	1,723,006
Support and service	3,161,356	3,119,219
Total cost of revenues	5,181,842	4,842,225

Gross profit	$14,186,230	$14,117,037

Operating expenses:
Research and development costs	4,700,595	6,104,988
Selling and marketing	9,763,225	8,474,093
General and administrative	3,110,875	2,601,535
Investigation costs	(1,290,920)	2,611,120
Total operating expenses	16,283,775	19,791,736

Operating loss	(2,097,545)	(5,674,699)

Interest and other (loss) income, net	(139,331)	300,950

Loss before income taxes	(2,236,876)	(5,373,749)

Provision for income taxes	212,532	592,516

Net loss	$(2,449,408)	$(5,966,265)

Basic net loss per share	$(0.05)	$(0.13)

Diluted net loss per share	$(0.05)	$(0.13)

Weighted average basic shares outstanding	47,044,482	46,261,472
Weighted average diluted shares outstanding	47,044,482	46,261,472

FalconStor Software, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended March 31,
	2012	2011

GAAP loss from operations	$(2,097,545)	$(5,674,699)
Add:Non-cash stock option expense (1)	1,448,302	1,314,947
Investigation related costs (3)	(1,290,920)	2,611,120
Non-GAAP loss from operations	(1,940,163)	(1,748,632)

GAAP net loss	$(2,449,408)	$(5,966,265)
Add: Non-cash stock option expense,
net of income taxes (2)	1,448,302	1,314,947
Investigation related (3)	(1,290,920)	2,611,120
Non-GAAP net loss	(2,292,026)	(2,040,198)

GAAP gross margin – Product	81%	85%
Add: Non-cash stock option expense (1)	0%	0%
Non-GAAP gross margin - Product	81%	85%

GAAP gross margin – Support and Service	64%	59%
Add: Non-cash stock option expense (1)	1%	2%
Non-GAAP gross margin – Support and Service	65%	61%

GAAP operating margin	(11%)	(30%)
Add: Non-cash stock option expense (1)	7%	7%
Investigation related costs (3)	(7%)	14%
Non-GAAP operating margin	(10%)	(9%)

GAAP Basic EPS	$(0.05)	$(0.13)
Add: Non-cash stock option expense,
net of income taxes (2)	0.03	0.03
Investigation related costs (3)	(0.03)	0.06
Non-GAAP Basic EPS	(0.05)	(0.04)

GAAP Diluted EPS	$(0.05)	$(0.13)
Add:Non-cash stock option expense,
net of income taxes (2)	0.03	0.03
Investigation related costs (3)	(0.03)	0.06
Non-GAAP Diluted EPS	(0.05)	(0.04)

Weighted average basic shares Outstanding (GAAP and as adjusted)	47,044,482	46,261,472
Weighted average diluted sharesOutstanding (GAAP and as adjusted)	47,044,482	46,261,472

Footnotes:
(1)	Represents non-cash, stock-based compensation charges as follows:

	Three Months Ended March 31,
	2012	2011

Cost of revenues - Product	$49	$732
Cost of revenues – Support and Service	70,969	143,487
Research and development costs	318,958	479,042
Selling and marketing	486,625	422,724
General and administrative	571,701	268,962

Total non-cash stock-based compensation expense	$1,448,302	$1,314,947

(2)
Represents the effects of non-cash stock-based compensation expense recognized in accordance with the FASB Accounting Standards Codification, Topic 718, net of related income tax effects. For the three months ended March 31, 2012 and 2011, the tax expense for both GAAP and Non-GAAP basis approximate the same amount.

(3)	Represents investigation related costs totaling ($1,290,920) and $2,611,120 for the three months ended March 31, 2012 and 2011, respectively.